UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2012

Tornier N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	1-35065	98-0509600
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Fred. Roeskestraat 123 1076 EE Amsterdam, The Netherlands	None
(Address of principal executive offices)	(Zip Code)

(+ 31) 20 675-4002

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Tornier N.V. is filing this current report on Form 8-K to reflect the retrospective adoption of a new accounting pronouncement with respect to the financial information contained in Tornier’s annual report on Form 10-K for the fiscal year ended January 1, 2012. As previously disclosed in Tornier’s quarterly report on Form 10-Q for the quarter ended April 1, 2012, as filed with the United States Securities and Exchange Commission on May 14, 2012, Tornier adopted Accounting Standard Update (ASU) No. 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income, which requires presentation of the components of net income and other comprehensive income either as one continuous statement or as two consecutive statements and eliminates the option to present components of other comprehensive income as part of the statement of changes in stockholders’ equity. The standard does not change the items that must be reported in other comprehensive income, how such items are measured or when they must be reclassified to net income.

Exhibit 99.1 to this report presents the retrospective application of ASU 2011-05, as revised by ASU No. 2011-12, Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05, for the fiscal years ended January 1, 2012, January 2, 2011 and December 27, 2009, and should be read in conjunction with the information in Tornier’s annual report on Form 10-K for the fiscal year ended January 1, 2012.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Unaudited Consolidated Statements of Comprehensive Loss for Tornier N.V. for fiscal years ended January 1, 2012, January 2, 2011 and December 27, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 17, 2012	TORNIER N.V.

	By:	/s/ Shawn T McCormick
	Name:	Shawn T McCormick
	Title:	Chief Financial Officer

TORNIER N.V.

CURRENT REPORT ON FORM 8-K

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing

99.1	Unaudited Consolidated Statements of Comprehensive Loss for Tornier N.V. for fiscal years ended January 1, 2012, January 2, 2011 and December 27, 2009	Filed herewith